      As filed with the Securities and Exchange Commission on March 6, 2001
                                                        Registration No. 333-___
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                      HEALTHCARE REALTY TRUST INCORPORATED

             (Exact Name of Registrant as Specified in Its Charter)

                MARYLAND                                   62-1507028
     (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                  Identification Number)

                              3310 WEST END AVENUE
                                  SEVENTH FLOOR
                           NASHVILLE, TENNESSEE 37203
                                 (615) 269-8175

               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                 DAVID R. EMERY
                      HEALTHCARE REALTY TRUST INCORPORATED
                              3310 WEST END AVENUE
                                  SEVENTH FLOOR
                           NASHVILLE, TENNESSEE 37203
                                 (615) 269-8175

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                              --------------------

                                   COPIES TO:
                             THEODORE W. LENZ, ESQ.
                         WALLER LANSDEN DORTCH & DAVIS,
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                           NASHVILLE, TENNESSEE 37219
                                 (615) 244-6380

                              --------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]___________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]________________________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
          Title of Each Class of             Amount to be Registered     Proposed Maximum Aggregate    Amount of Registration Fee
       Securities to be Registered                                            Offering Price
Debt Securities, Preferred Stock (par
value $.01 per share), Common Stock             $500,000,000(1)(2)               (2)(3)                    $100,000(4)
Warrants and Common Stock (par value $.01
per share) (1)
=================================================================================================================================

(1) Pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), the fee table does not specify by each class of securities to be registered information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) The amount to be registered consists of up to $500,000,000 (in U.S. dollars or the equivalent thereof at the time of sale for any debt security denominated in one or more foreign currencies or composite currencies) of an indeterminate amount of Debt Securities, an indeterminate number of shares of Preferred Stock, an indeterminate number of Common Stock Warrants, and an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Preferred Stock as may from time to time be issuable upon conversion of Debt Securities registered hereunder and an indeterminate number of shares of Common Stock as may from time to time be issuable upon conversion of Debt Securities or Preferred Stock registered hereunder or upon exercise of Common Stock Warrants registered hereunder, as the case may be.

(3) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for securities as may from time to time be issued upon conversion or exchange of the securities registered hereunder. The maximum aggregate offering price of all securities offered pursuant to this Registration Statement will not exceed $500,000,000.

(4) Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 429 under the Securities Act, $32,368 was previously paid as the registration fee associated with $100,000,000 of securities registered on a previously filed Registration Statement on Form S-3 (File No. 33-97888).

         PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED HEREIN IS A COMBINED PROSPECTUS AND RELATES TO $100,000,000 PRINCIPAL AMOUNT OF DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK WARRANTS AND COMMON STOCK REGISTERED UNDER REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-97888), WHICH HAVE NOT BEEN SOLD. IN THE EVENT ANY OF SUCH PREVIOUSLY REGISTERED DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK WARRANTS AND COMMON STOCK ARE OFFERED PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THEY WILL NOT BE INCLUDED IN ANY PROSPECTUS HEREUNDER. THE AMOUNT OF DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK WARRANTS AND COMMON STOCK BEING REGISTERED HEREUNDER REPRESENTS THE MAXIMUM AMOUNT OF DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK WARRANTS AND COMMON STOCK WHICH ARE EXPECTED TO BE OFFERED FOR SALE.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS
________, 2001

                                  $500,000,000
                      Common Stock, Common Stock Warrants,
                       Preferred Stock and Debt Securities


         Healthcare Realty Trust Incorporated may from time to time offer, in one or more series, the following:

               -    Shares of common stock;

               -    Warrants to purchase shares of common stock;

               -    Shares of preferred stock; and

               - Debt securities which may be either senior debt securities or subordinated debt securities.

         HR will offer such securities at an aggregate initial public offering price of up to $500,000,000 on terms determined at the time HR offers such securities. HR may offer its common stock and warrants, preferred stock and debt securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus and will include, where applicable, the following:

               - In the case of shares of common stock, any public offering price;

               - In the case of warrants, their duration, offering price, and exercise price and detachability;

               - In the case of shares of preferred stock, the designation of any series, any dividend, liquidation, redemption, sinking fund, conversion, voting and other rights, preferences and limitations, and the public offering price; and

               - In the case of debt securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time payment of interest, terms for sinking fund payments, terms for conversion into shares of our common stock or other securities offered by us, and any public offering price.

         In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of HR as a REIT for federal income tax purposes.

         The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

         The securities may be offered directly, through agents designated from time to time by HR, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See "Plan of Distribution." No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    THE ATTORNEY GENERAL OF THE STATE OF NEW
                YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF
         THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

               THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES
                      OF SECURITIES UNLESS ACCOMPANIED BY A
                             PROSPECTUS SUPPLEMENT.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


         HR has filed a Registration Statement on Form S-3 with the Securities and Exchange Commission covering the securities. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about the securities.

         In addition, HR files reports, proxy statements and other information with the SEC. You may also read and copy this information at the following locations of the SEC:

         Public Reference Room     New York Regional Office    Chicago Regional Office
         450 Fifth Street, N.W.    7 World Trade Center        Northwestern Atrium Center
         Room 1024                 Suite 1300                  500 West Madison Street
         Washington, D.C. 2054     New York, New York 10048    Suite 1400
                                                               Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for more information in the public reference rooms and their copy charges. HR's filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov.

         You can also inspect HR's reports, proxy statements and other information about HR at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus. HR has not, and the underwriters have not, authorized any other person to provide you with different or inconsistent information from that contained in this prospectus and the applicable prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. HR is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus and the applicable prospectus supplement. HR's business, financial condition, results of operations and prospects may have changed since those dates.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows HR to "incorporate by reference" the information it files with the SEC, which means:

               - Incorporated documents are considered part of the prospectus;

               - HR can disclose important information to you by referring you to those documents; and

               - Information that HR files later with the SEC will automatically update and supercede this information.

         This prospectus incorporates by reference the following documents with respect to HR:

                    (1) Its Annual Report on Form 10-K for the year ended December 31, 1999;

                    (2) Its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

                    (3) Its Current Report on Form 8-K, filed with the SEC on February 23, 2001;

                    (4) The description of HR common stock contained in its Registration Statement on Form 8-A, dated on April 1993; and

                    (5) The description of HR preferred stock contained in its Registration Statement on Form 8-A, dated August 3, 1998.

                  You can obtain copies of the documents incorporated by reference in this prospectus without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus, by requesting them in writing or by telephone at the following:

                      Healthcare Realty Trust Incorporated
                         3310 West End Avenue, Suite 700
                           Nashville, Tennessee 37203
                         Attention: Bethany A. Anderson
                                 (615) 269-8175

                                   THE COMPANY


         HR is a real estate investment trust which invests in, either directly or through affiliates, or provides real estate services with respect to, healthcare related properties throughout the United States. HR's objective is to be a valued full service provider of real estate solutions to quality healthcare providers. HR focuses predominantly on outpatient (often referred to as "alternate site") healthcare facilities, which are designed for the provision of medical services outside of a traditional hospital or nursing home setting. HR offers a broad range of services including real estate funding, property management, build-to-suit development and real estate advisory work. HR is the first fully integrated healthcare REIT and management believes it is the healthcare industry's leading provider of the full range of services described above.

         HR owns a diversified portfolio of healthcare properties. The properties are leased to unaffiliated healthcare providers pursuant to long-term net leases. Its strategy is to acquire healthcare facilities diversified by healthcare provider, facility type, and geographic location. HR seeks to develop relationships with well-established, rapidly growing healthcare companies that present both relatively low risk and opportunities for future business.

         HR's principal executive offices are located at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203, and its telephone number is (615) 269-8175. Unless the context indicates otherwise, references herein to HR include its subsidiaries.

                                 USE OF PROCEEDS

         Unless otherwise specified in the prospectus supplement accompanying this prospectus, HR intends to use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment of indebtedness, the acquisition of additional properties and the funding of additional lessee developments.

         Pending such uses, HR will invest the net proceeds of any offering of securities in short-term, investment grade instruments, interest-bearing bank accounts or certificates of deposit, consistent with its qualification as a REIT, its charter and bylaws, and its agreements with its lenders.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Set forth below is the ratio of earnings to fixed charges for the periods indicated:

                                                         YEAR ENDED                   YEAR ENDED
                                                      DECEMBER 31, 1999            DECEMBER 31, 2000
                                                      -----------------            -----------------
Ratio of earnings to
fixed charges(1)..............................               3.08x                      2.74x


(1) For the purpose of calculating the ratio of earnings to fixed charges, net income has been added to fixed charges and that sum has been divided by such fixed charges. Fixed charges consist of interest expense, capitalized interest and amortization of debt issue cost.

                           DESCRIPTION OF COMMON STOCK

         HR is authorized to issue an aggregate of 200,000,000 shares of capital stock, which may include 150,000,000 shares of common stock and 50,000,000 shares of preferred stock. The following description of the common stock sets forth the general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of debt securities or preferred stock or upon the exercise of common stock warrants. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of HR's charter and bylaws.

         Holders of common stock are entitled to receive such dividends as the board of directors may declare out of funds legally available for the payment of dividends. Upon issuance, the shares of common stock will be fully paid and nonassessable and have no preferences or conversion, exchange or preemptive rights. In the event of any liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in any of HR's assets remaining after the satisfaction of all obligations and liabilities and after required distributions to holders of preferred stock, if any. The common stock is subject to restrictions on transfer under certain circumstances described under "Restrictions on Transfer" below. Each share is entitled to one vote on all matters voted upon by the stockholders. Holders of shares of common stock have no cumulative voting rights.

TRANSFER AGENT AND EXCHANGE LISTING

         Boston EquiServe, L.P. is the transfer agent and registrar for the common stock. The common stock is listed on the New York Stock Exchange under the symbol HR.

RESTRICTIONS ON TRANSFER

         For HR to qualify as a REIT under the Internal Revenue Code of 1986, as amended,

         (1) Not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer individuals at any time during the last half of its taxable year; and

         (2) Its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

         In order to ensure that requirement (1) above is satisfied, the board of directors has the power to refuse to transfer shares of its capital stock to any person whose acquisition of such shares would result in the direct or indirect ownership of more than 9.9% in value of the outstanding capital stock.

         In connection with the foregoing, if the board of directors, at any time and in good faith, believes that direct or indirect ownership (as determined under applicable federal tax attribution rules) in excess of this ownership limit has or may become concentrated in the hands of one beneficial owner, the board of directors has the power to refuse to transfer or issue these excess shares to a person whose acquisition of such excess shares would cause a beneficial holder to exceed the ownership limit. Further, any transfer of excess shares that would cause a beneficial owner to hold shares of capital stock in excess of the ownership limit shall be deemed void, and the intended transferee shall be deemed never to have had an interest therein.

         If at any time there is a transfer in violation of these restrictions, the excess shares shall be deemed to have been transferred to HR, as trustee for the benefit of such persons to whom the excess shares are later transferred. Subject to HR's right to purchase the excess shares, the interest in the trust representing the excess shares shall be freely transferable by the intended transferee at a price that does not exceed the price paid by the intended transferee of the excess shares. Excess shares do not have voting rights, and will not be considered for the purpose of any shareholder vote or determining a quorum, but will continue to be reflected as issued and outstanding stock. HR will not pay dividends with respect to excess shares. HR may purchase excess shares for the lesser of the amount paid for the excess shares by the intended transferee or the market price. The market price for any stock so purchased shall be equal to the fair market value of such shares reflected in


          - The closing sales price for the stock, if then listed on a national securities exchange,

          - The average closing sales price of such stock, if then listed on more than one national securities exchange, or

          - If the stock is not then listed on a national securities exchange, the latest bid quotation for the stock if then traded over-the-counter, as of the day immediately preceding the date on which notices of such purchase are sent by HR.

If no such closing sales prices or quotations are available, the purchase price shall equal the net asset value of such stock as determined by the board of directors in good faith.

         All certificates representing shares of common stock bear a legend referring to the restrictions described above.

         These restrictions may have the effect of preventing an acquisition of control of HR by a third party.

BUSINESS COMBINATIONS

         Under Maryland law, some "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock (an "interested shareholder") must be: (1) recommended by the corporation's board of directors; and (2) approved by the affirmative vote of at least (a) 80% of the corporation's outstanding shares entitled to vote and (b) two-thirds of the outstanding shares entitled to vote which are not held by the interested shareholder with whom the business combination is to be effected, unless, among other things, the corporation's common shareholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for his or her shares. In addition, an interested shareholder or any affiliate thereof may not engage in a business combination with the corporation for a period of five years following the date he or she becomes an interested shareholder. These provisions of Maryland law do not apply, however, to business combinations that are approved by the board of directors of a Maryland corporation prior to such person becoming an interested shareholder.

CONTROL SHARE ACQUISITIONS

         Maryland law also provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" may not be voted except to the extent approved by a vote of two-thirds of all the votes entitled to be cast on the matter by shareholders excluding voting shares owned by the acquirer, and officers and directors who are also employees of the corporation. "Control shares" are voting shares which, if aggregated with all other shares owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, would entitle the acquirer to vote (1) 20% or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of the outstanding voting shares. Control shares do not include shares the acquiring person is entitled to vote because shareholder approval has previously been obtained. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the corporation's board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders' meeting.

         Subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If the shareholders approve voting rights for control shares and the acquirer is entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenter's rights do not apply in the context of a control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation prior to a control share acquisition.

         The limitation on ownership of common stock set forth in HR's charter, as well as the provisions of Maryland law described above, could have the effect of discouraging offers to acquire HR and of increasing the difficulty of consummating any such offer.

DIVIDEND REINVESTMENT PLAN, EMPLOYEE STOCK PURCHASE PLAN AND TENANT INVESTMENT PLAN

         HR has adopted and implemented a dividend reinvestment plan to provide registered owners of HR's common stock with a method of investing dividends and other distributions paid in cash in additional shares of the common stock. HR has also adopted an employee stock purchase plan to allow employees to purchase common stock on terms and conditions set forth in such plan. Since such additional common stock will be purchased from HR, HR will receive additional funds which will be used for its general corporate purposes.

                      DESCRIPTION OF COMMON STOCK WARRANTS

         HR may issue common stock warrants for the purchase of common stock. Common stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between HR and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as HR's agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Further terms of the common stock warrants and the applicable warrant agreements will be set forth in the prospectus supplement.

         The applicable prospectus supplement will describe the terms of any common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

          -    The title of such common stock warrants;

          -    The aggregate number of such common stock warrants;

          - The price or prices at which such common stock warrants will be issued;

          - The designation, number and terms of the shares of common stock purchasable upon exercise of such common stock warrants;

          - The designation and terms of the other securities with which such common stock warrants are issued and the number of such common stock warrants issued with each such offered security;

          - The date, if any, on and after which such common stock warrants and the related common stock will be separately transferable;

          - The price at which each share of common stock purchasable upon exercise of such common stock warrants may be purchased;

          - The date on which the right to exercise such common stock warrants shall commence and the date on which such right shall expire;

          - The minimum or maximum amount of such common stock warrants which may be exercised at any one time;

          -    Information with respect to book-entry procedures, if any;

          -    A discussion of certain federal income tax considerations; and

          - Any other terms of such common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such common stock warrants.

         You should review the section captioned "Description of Common Stock" for a general description of the common stock which would be acquired upon the exercise of the common stock warrants and a description of certain restrictions on transfer of the common stock.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

         HR is authorized to issue 50,000,000 shares of preferred stock. Of this number, 3,000,000 shares have already been issued and are called the 8 7/8% Series A Voting Cumulative Preferred Stock. The following description of the preferred stock sets forth certain anticipated general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of preferred stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, HR's charter, (including the amendment describing the designations, rights, and preferences of each series of preferred stock) and bylaws.

         Subject to limitations prescribed by Maryland law and the charter, the board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or the duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

         The prospectus supplement relating to preferred stock will contain the specific terms, including:

          -    The title and stated value of such preferred stock;

          - The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

          - The dividend rate(s), period(s) and or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

          - The date from which dividends on such preferred stock shall accumulate, if applicable;

          - The provision for a sinking fund, if any, for such preferred stock;

          - The provisions for redemption, if applicable, of such preferred stock;

          -    Any listing of such preferred stock on any securities exchange;

          - The terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

          - A discussion of certain federal income tax considerations applicable to such preferred stock;

          - The relative ranking and preferences of such preferred stock as to dividend rights and rights upon HR's liquidation, dissolution or winding up of its affairs;

          - Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

          - Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of HR as a REIT; and

          - Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

RANK

         Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon HR's liquidation, dissolution or winding up, rank (1) senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; (2) on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and (3) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.

DIVIDENDS

         Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by the board of directors, out of HR's assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on HR's stock transfer books on such record dates as shall be fixed by the board of directors.

         Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and HR will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

         Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.

         When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

         Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by HR (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).

         Any dividend payment made of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.

REDEMPTION

         If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at HR's option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

         The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that HR shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. HR may pay the redemption price in cash or other property, as specified in the prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of capital stock of HR, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

         So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and HR will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock of HR ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, HR shall not purchase or otherwise acquire directly or indirectly any preferred stock of such series (except by conversion into or exchange for stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) . However, this will not prevent the purchase or acquisition of such preferred stock to preserve HR's REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

         If HR is to redeem fewer than all of the outstanding preferred stock of any series, HR will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by HR that will not result in the issuance of any excess shares.

         HR will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed. If notice of redemption of any preferred stock has been given and HR has set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

         Upon any voluntary or involuntary liquidation, dissolution or winding up of HR's affairs, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of capital stock of HR ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of HR assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of HR's remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of HR are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If liquidating distributions shall have been made in full to all holders of preferred stock, HR's remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

VOTING RIGHTS

         Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

         Any series of preferred stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in HR's capitalization, amendments to its charter and mergers and dispositions.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

         The provisions of a series of preferred stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.

         Under Maryland law, notwithstanding anything to the contrary set forth above, each series of preferred stock will be entitled to vote upon a proposed amendment to HR's charter, whether or not entitled to vote thereon by the charter, if the amendment would alter the contract rights, as set forth in the charter, of their shares of stock.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or HR, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

RESTRICTIONS ON OWNERSHIP

         As discussed above under "Description of Common Stock--Restrictions on Transfer," for HR to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Therefore, ownership and transfer of each series of preferred stock will be restricted in the same manner as the common stock.

         All certificates representing preferred stock will bear a legend referring to the restrictions described above.

                         DESCRIPTION OF DEBT SECURITIES

         HR may issue debt securities under one or more trust indentures to be executed by HR and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act.

         The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) have been filed as exhibits to the Registration Statement of which this prospectus is a part.

GENERAL

         The debt securities will be direct obligations of HR and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of HR's senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between HR and a trustee.

         Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

         The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:


          - The title of such debt securities and whether such debt securities are senior securities or subordinated securities;

          - The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

          - The percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock, or the method by which any such portion shall be determined;

          - If convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

          - The date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

          - The rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

          - The date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          - The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon HR in respect of such debt securities and the applicable indenture may be served;

          - The period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at HR's option, if HR is to have such an option;

          - The obligation, if any, of HR to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          - If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          - Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

          - Any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

          - Any provisions for collateral security for repayment of such debt securities;

          - Whether such debt securities will be issued in certificated and/or book-entry form;

          - Whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

          - The applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

          - The terms, if any, upon which such debt securities may be convertible into HR's common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

          - Whether and under what circumstances HR will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether HR will have the option to redeem such debt securities in lieu of making such payment; and

          - Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

         The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement.

         Except as set forth in the applicable indenture, the applicable indenture will not contain any provisions that would limit HR's ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving HR or in the event of a change of control. Restrictions on ownership and transfers of HR's common stock and preferred stock are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Preferred Stock--Restrictions on Ownership." You should review the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

MERGER, CONSOLIDATION OR SALE

         The indenture will provide that HR may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that:

          - Either HR shall be the continuing corporation, or the successor corporation (if other than HR) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

          - Immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of HR or any subsidiary as a result thereof as having been incurred by HR or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

          - An officer's certificate and legal opinion covering such conditions shall be delivered to the trustee.

COVENANTS

         The indenture will contain covenants requiring HR to take certain actions and prohibiting HR from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         Each indenture will describe specific "events of default" with respect to any series of debt securities issued thereunder. Such "events of default" are likely to include (with grace and cure periods):

          - Default in the payment of any installment of interest on any debt security of such series;

          - Default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;

          - Default in making any required sinking fund payment for any debt security of such series;

          - Default in the performance or breach of any other covenant or warranty of HR contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

          - Default in the payment of specified amounts of indebtedness of HR or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and

          - Certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of HR or any significant subsidiary or either of its property.

         If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to HR (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may
be) may rescind and annul such declaration and its consequences if

          - HR shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may
               be), plus certain fees, expenses, disbursements and advances of the applicable trustee and

          - all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

         Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default.

          - in the payment of the principal of (or premium, if any) or interest on any debt security of such series or

          - in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

         Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

         Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the cases of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

         Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

         Within 120 days after the close of each fiscal year, HR will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

         It is anticipated that modifications and amendments of an indenture may be made by HR and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without a consent of each holder of such debt securities affected thereby,

          - Change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

          - Reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

          - Change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

          - Impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

          - Reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

          - Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

         A record date may be set for any act of the holders with respect to consenting to any amendment.

         The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive compliance by HR with certain covenants in such indenture.

         Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

REDEMPTION OF SECURITIES

         The indenture will provide that the debt securities may be redeemed at any time at the option of HR, in whole or in part, for certain reasons intended to protect HR's status as a REIT. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

         From and after notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

CONVERSION OF SECURITIES

         The terms and conditions, if any, upon which any debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include whether such debt securities are convertible into common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or HR, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining HR's REIT status.

SUBORDINATION

         Upon any distribution to HR's creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default in senior securities exists that permits the holders of such senior securities to accelerate their maturity and the default is the subject of judicial proceedings or HR receives notice of the default. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors HR may recover more, ratably, than holders of subordinated securities. If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of HR's most recent fiscal quarter.

                   FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

         The following description of certain federal income tax matters and Employee Retirement Income Security Act of 1974, as amended ("ERISA"), considerations relating to HR is qualified in its entirety by reference to the more detailed description thereof contained in the opinion of Stites & Harbison, PLLC, Nashville, Tennessee, regarding such matters, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

         HR is and intends to remain qualified as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, HR's net income which is distributed as dividends to shareholders will be exempt from federal taxation. Distributions to HR's shareholders generally will be includable in their income. However, dividends distributed which are in excess of current or accumulated earnings will be treated for tax purposes as a return of capital to the extent of a shareholder's basis, and will reduce the basis of shareholders' securities with respect to which the distribution is paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of those securities.

         HR intends to conduct its affairs so that its assets will not be deemed to be "plan assets" of any individual retirement account, employee benefit plan subject to Title I of ERISA, or other qualified retirement plan subject to
Section 4975 of the Code which acquires its securities. HR believes that, under present law, its distributions do not create so called "unrelated business taxable income" to tax exempt entities such as pension trusts, subject, however, to special rules which apply to pension trusts holding more than 10% of the securities.

EACH PROSPECTIVE PURCHASER OF THE SECURITIES IS ADVISED TO CONSULT HIS OWN PROFESSIONAL ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX AND ERISA CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES.

                              PLAN OF DISTRIBUTION

         HR may sell securities through underwriters for public offer and sale by them, and also may sell securities offered hereby to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

         Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. HR also may, from time to time, authorize underwriters acting as its agents to offer and sell securities upon terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from HR in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

         Any underwriters or agents in connection with an offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Underwriters, dealers and agents may be entitled, under agreements to be entered into with HR, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act or to contributions with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for HR in the ordinary course of business.

         If so indicated in the applicable prospectus supplement, HR will authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase securities from HR at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the securities are being sold to underwriters, HR shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts.

                                     EXPERTS

         The consolidated financial statements and schedules of HR, incorporated by reference or appearing in HR's Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated or included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such consolidated financial statements and schedules given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the securities will be passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee. The description of the federal income tax considerations will be passed upon by Stites & Harbison, PLLC, Nashville, Tennessee.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, BY THE AGENTS OR BY ANY OTHER PERSON. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR ANY PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAD BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.



                                TABLE OF CONTENTS

                                   PROSPECTUS


Where You Can Find Additional Information.....................................3
Incorporation of Certain Information by Reference.............................3
The Company...................................................................5
Use of Proceeds...............................................................5
Ratio of Earnings to Fixed Charges............................................5
Description of Common Stock...................................................6
Description of Common Stock Warrants..........................................8
Description of Preferred Stock................................................9
Description of Debt Securities...............................................13
Federal Income Tax and ERISA Considerations..................................18
Plan of Distribution.........................................................19
Experts......................................................................19
Legal Matters................................................................19

                                  $500,000,000




                      HEALTHCARE REALTY TRUST INCORPORATED
                                   [HRT LOGO]







                                   PROSPECTUS









                                     , 2001

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses of this offering are estimated as follows:

SEC registration fee................................................     $ 100,000
NASD filing fee.....................................................          *
Printing and shipping expenses......................................          *
Legal fees and expenses.............................................          *
Blue Sky filing fees and expenses...................................          *
Accounting fees and expenses........................................          *
Transfer agent or trustee fees......................................          *
Exchange listing fees...............................................          *
Miscellaneous.......................................................          *
                                                                         ---------
       Total........................................................     $    *
                                                                         =========

* To be filed by amendment or incorporated by reference when required in connection with the offering of Securities.

ITEM  15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Second Articles of Amendment and Restatement of the Registrant provide as follows:

                                   ARTICLE IX
                        LIMITATION ON PERSONAL LIABILITY
                   OF DIRECTORS AND OFFICERS; INDEMNIFICATION

         A director or officer shall not be personally liable to the corporation or its shareholders for money damages unless (i) it is proved that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received or (ii) a judgement or other final adjudication adverse to the person is entered in a proceeding, based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         If the law of the State of Maryland is hereafter amended to authorize corporation action further limiting or eliminating the personal liability of directors or officers or expanding such liability, then the liability of directors or officers to the corporation or its shareholders shall be limited or eliminated to the fullest extent permitted by Maryland law as so amended from time to time. Any repeal or modification of this Article IX by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer or the corporation existing at the time of such repeal or modification.

         The corporation shall indemnify directors, officers, employees and agents to the fullest extent permitted by the law of the State of Maryland. The corporation may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the law of the State of Maryland, whether or not the corporation would have the power to indemnify against liability under the provisions of such law.

         The Amended and Restated Bylaws of the Registrant provides as follows:

                                    ARTICLE X
                                 INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to its directors, officers, employees and agents to the fullest extent permitted by Maryland General Corporation Law, and as provided in the Corporation's Articles of Incorporation. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations.

ITEM  16.  EXHIBITS

EXHIBIT
NO.        DESCRIPTION
1          -- Form of Underwriting Agreement. (1)

4.1        -- Second Articles of Amendment and Restatement of the Registrant. (2)

4.2        -- Amended and Restated Bylaws of the Registrant. (3)

4.3        -- Form of Senior Indenture. (4)

4.4        -- Form of Subordinated Indenture. (4)

4.5        -- Specimen Common Stock Certificate.  (2)

5          -- Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company.

8          -- Opinion of Stites & Harbison, PLLC regarding tax matters.

12         -- Statement regarding Computation of Ratio of Earnings to Fixed Charges.

23.1       -- Consent of Ernst & Young LLP.

23.2       -- Consent of Waller Lansden Dortch & Davis, A Professional Limited
              Liability Company (contained in opinion filed as Exhibit 5).

23.3       -- Consent of Stites & Harbison, PLLC (contained in opinion filed as Exhibit 8).

24         -- Power of Attorney (included on signature page hereto).

25.1       -- Statement of Eligibility and Qualification of Senior Trustee under the Trust Indenture Act of 1939
              (to be filed in accordance with Rule 305(b)(2) of the Trust Indenture Act of 1939).  (1)

25.2       -- Statement of Eligibility and Qualification of Subordinated Trustee under the Trust Indenture Act of
              1939 (to be filed in accordance with Rule 305(b)(2) of the Trust Indenture Act of 1939).  (1)

-------------------------

(1) To be filed by amendment or incorporated by reference when required in connection with the offering of Securities.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-11 (Registration No. 33-60506) and incorporated herein by reference.

(3) Previously filed as Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 33-97888) and incorporated herein by reference.

ITEM  17.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the repayment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any provisions required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 6th day of March, 2001.

                                   HEALTHCARE REALTY TRUST INCORPORATED

                                   By:      /s/ David R. Emery
                                       --------------------------------------
                                              David R. Emery
                                       Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David R. Emery and Timothy G. Wallace, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

             SIGNATURE                                         TITLE                                   DATE
             ---------                                         -----                                   ----
            /s/ David R. Emery
-------------------------------------------
               David R. Emery                        Chairman and Chief                            March 6, 2001
                                                     Executive Officer  (Principal
                                                     Executive Officer)


           /s/ Timothy G. Wallace
-------------------------------------------
               Timothy G. Wallace                    Executive Vice President                      March 6, 2001
                                                     and Chief Financial Officer
                                                     (Principal Financial Officer)


           /s/ Scott W. Holmes
-------------------------------------------
               Scott W. Holmes                       Senior Vice President - Financial             March 6, 2001
                                                     Reporting (Principal Accounting
                                                     Officer)


           /s/ Errol L.Biggs, Ph.D.
-------------------------------------------
           Errol L. Biggs, Ph.D.                     Director                                      March 6, 2001




    /s/ Charles Raymond Fernandez, M.D.
-------------------------------------------
      Charles Raymond Fernandez, M.D.                Director                                      March 6, 2001



         /s/ Batey M. Gresham, Jr.
-------------------------------------------
           Batey M. Gresham, Jr.                     Director                                      March 6, 2001

         /s/ Marliese E. Mooney
-------------------------------------------
            Marliese E. Mooney                       Director                                      March 6, 2001


-------------------------------------------
            Edwin B. Morris III                      Director


        /s/ John Knox Singleton
-------------------------------------------
           John Knox Singleton                       Director                                      March 6, 2001